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                             DISTRIBUTION AGREEMENT

                                     between

                                    OMI CORP.

                                       and

                                 OMI CORPORATION

                            Dated as of June 15, 1998

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

                                TABLE OF CONTENTS
                                -----------------

                                                                  Page
                                                                  ----

ARTICLE I.

                                   DEFINITIONS

         SECTION 1.01.  General
         SECTION 1.02.  References

ARTICLE II.

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

         SECTION 2.01.  Corporate Restructuring Transactions
         SECTION 2.02.  Pre-Distribution Stock Dividends to Domestic Company
         SECTION 2.03.  Consents
         SECTION 2.04.  Ancillary Agreements

ARTICLE III.

                                THE DISTRIBUTION

         SECTION 3.01.  Domestic Company Action Prior to the Distribution
         SECTION 3.02.  The Distribution
         SECTION 3.03.  Fractional Shares

ARTICLE IV.

                         CONDITIONS TO THE DISTRIBUTION

         SECTION 4.01.  Conditions Precedent to the Distribution
         SECTION 4.02.  No Constraint
         SECTION 4.03.  Deferral of Distribution Date
         SECTION 4.04.  Public Notice of Deferred Distribution Date

ARTICLE V.

                                    COVENANTS

         SECTION 5.01.  Further Assurances
         SECTION 5.02.  OMI Name
         SECTION 5.03.  Assumption and Satisfaction of Liabilities
         SECTION 5.04.  No Representations or Warranties; Consents
         SECTION 5.05.  Removal of Certain Guarantees
         SECTION 5.06.  Public Announcements
         SECTION 5.07.  Intercompany Agreements
         SECTION 5.08.  Tax Matters
         SECTION 5.09.  OMI Corp. Savings Plan
         SECTION 5.10.  Debt Adjustment

ARTICLE VI.

                              ACCESS TO INFORMATION

         SECTION 6.01.  Provision, Transfer and Delivery of Applicable
                          Corporate Records
         SECTION 6.02.  Access to Information
         SECTION 6.03.  Reimbursement
         SECTION 6.04.  Confidentiality
         SECTION 6.05.  Witness Services
         SECTION 6.06.  Retention of Records
         SECTION 6.07.  Privileged Matters

ARTICLE VII.

                                 INDEMNIFICATION

         SECTION 7.01.  Indemnification by Domestic Company
         SECTION 7.02.  Indemnification by International Company
         SECTION 7.03.  Limitations on Indemnification Obligations
         SECTION 7.04.  Procedures for Indemnification
         SECTION 7.05.  Indemnification Payments
         SECTION 7.06.  Other Adjustments
         SECTION 7.07.  Obligations Absolute
         SECTION 7.08.  Survival of Indemnities
         SECTION 7.09.  Remedies Cumulative
         SECTION 7.10.  Cooperation of the Parties With Respect to
                          Indemnifiable Loss
         SECTION 7.11.  Contribution
         SECTION 7.12.  No Indemnities for Tax Liabilities

ARTICLE VIII.
                                MISCELLANEOUS

         SECTION 8.01.  Complete Agreement; Construction
         SECTION 8.02.  Ancillary Agreements
         SECTION 8.03.  Counterparts
         SECTION 8.04.  Survival of Agreements
         SECTION 8.05.  Responsibility for Expenses
         SECTION 8.06.  Notices
         SECTION 8.07.  Waivers
         SECTION 8.08.  Amendments
         SECTION 8.09.  Successors and Assigns
         SECTION 8.10.  Termination
         SECTION 8.11.  Third Party Beneficiaries
         SECTION 8.12.  Attorney Fees
         SECTION 8.13.  Title and Headings
         SECTION 8.14.  Exhibits and Schedules
         SECTION 8.15.  Specific Performance
         SECTION 8.16.  Governing Law
         SECTION 8.17.  Severability
         SECTION 8.18.  Subsidiaries

SCHEDULES

SCHEDULE 1              Shareholders
SCHEDULE 2              Corporate Restructuring Transactions
SCHEDULE 3              Domestic Company Employees
SCHEDULE 3A             OMI Ship Management Employees
SCHEDULE 4              Consents
SCHEDULE 5              Liabilities of International Company that Domestic
                          Company Guarantees
SCHEDULE 5.08           Approved Actions
SCHEDULE 6              Liabilities of Domestic Company that International
                          Company Guarantees
SCHEDULE 7              Intercompany Agreements
SCHEDULE 8              Spare Parts

EXHIBITS

EXHIBIT A               [Intentionally Left Blank]
EXHIBIT B               Domestic Subsidiaries
EXHIBIT C               International Business Pro Forma Balance Sheet
EXHIBIT D               International Subsidiaries
EXHIBIT E               Tax Cooperation Agreement

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made and entered into as of this 15th day of June, 1998 by and between OMI Corp., a Delaware corporation ("Domestic Company"), and OMI Corporation, a Republic of the Marshall Islands company ("International Company").

                                 R E C I T A L S

     WHEREAS, the Domestic Company, International Company as the successor-in-interest to Universal Bulk Carriers, Inc., a Liberian company, Marine Transport Lines, Inc., a Delaware corporation ("MTL"), and each of the Persons set forth on Schedule I attached hereto (each a "Shareholder" and collectively the "Shareholders") have entered into an Acquisition Agreement, dated as of September 15, 1997 (as amended from time to time, the "Acquisition Agreement"), providing for the acquisition by Domestic Company of all the outstanding shares of common stock of MTL (the "Acquisition"), upon the terms and subject to the conditions set forth in the Acquisition Agreement;

     WHEREAS, the Board of Directors of Domestic Company has deemed it appropriate and advisable, and as contemplated by the Acquisition Agreement, to:

                  (a) separate and divide the existing businesses of Domestic Company so that (i) the domestic shipping business shall be owned directly and indirectly by Domestic Company, and (ii) the foreign shipping business shall be owned directly and indirectly by International Company; and

                  (b) distribute, following such separation and division and immediately prior to the Second Closing Date, as a dividend to the holders of shares of common stock, $0.50 par value per share, of Domestic Company (the "Domestic Common Stock") all of the outstanding shares of common stock, [$0.50] par value, of International Company (the "International Common Stock");

     WHEREAS, each of Domestic Company and International Company has determined that it is necessary and desirable to set forth the principal corporate actions required to effect such separation, division and distributions and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distributions.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION I.01. General. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Acquisition Agreement" has the meaning ascribed to such term in the recitals to this Agreement.

     "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

     For purposes of this Agreement, any member of the Domestic Group shall not be deemed an Affiliate of the International Company and any member of the International Group shall not be deemed an Affiliate of the Domestic Company.

      "Agent" means The Chase Manhattan Bank, or such other trust company or bank designated by Domestic Company, who shall act as agent for the holders of Domestic Common Stock in connection with the Distribution.

     "Agreement" means this Distribution Agreement by and among Domestic Company and International Company, including any amendments hereto and each Schedule and Exhibit attached hereto.

     "Ancillary Agreements" means, subject to Section 2.04, all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement or the Acquisition Agreement) entered into by the parties hereto or any other member of their respective Group in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including the Tax Cooperation Agreement.

     "Approved Actions" means the actions set forth on Schedule 5.08.

     "Books and Records" means all books, records, manuals, agreements and other materials (in any form or medium), including, without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

     "Business Day" means any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor law.

     "Commission" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Consents" has the meaning ascribed to such term in Section 2.03 hereof.

     "Corporate Restructuring Transactions" means, collectively, the transactions set forth in Schedule 2 hereto and such other distributions, transfers, conveyances, contributions, assignments and other transactions that are required to be accomplished, effected or consummated by any of Domestic Company or International Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Domestic Company so that:

                   (i) the Domestic Assets, Domestic Liabilities and Domestic Business shall be owned, directly and indirectly, by Domestic Company;

                   (ii) the International Assets, International Liabilities and International Business shall be owned, directly and indirectly, by International Company; and

                   (iii) the Domestic Closing Balance Sheet shall be in all material respects identical to the Acquiror's Pro Forma Closing Balance Sheet (as defined in the Acquisition Agreement).

and  in  regard  to  any  other  matters,  such  changes  as  the  Shareholders'
Representative has consented to in writing in advance, such consent not to be unreasonably withheld; provided, however, that if any of the proposed changes to the Corporate Restructuring Transactions would have the effect of (i) changing the definition or division of Domestic Assets, Domestic Liabilities (or any of the other definitions referenced therein) or Domestic Business, (ii) changing the definition or division of International Assets, International Liabilities (or any of the other definitions referenced therein) or International Business,
(iii) changing the scope or extent of the indemnities provided in Article VII of this Agreement, or (iv) changing Sections 8.05, 8.11 and/or 8.16 of this Agreement, no such change shall be made without the prior written consent of the Shareholders' Representative, such consent not to be unreasonably withheld. No such change shall be made to the Corporate Restructuring Transactions if such change would create any liability or obligation on the part of any of the Shareholders (as such term is defined in the Acquisition Agreement.)

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Distribution" means the distribution on the Distribution Date as a dividend to holders of record of shares of Domestic Common Stock as of the Distribution Record Date, of all of the outstanding International Common Shares owned by Domestic Company on the basis provided in Section 3.02 hereof.

     "Distribution Date" means such date as may hereafter be determined by Domestic Company's Board of Directors as the date on which the Distribution shall be effected.

     "Distribution Record Date" means the close of business on the date determined by the Board of Directors of Domestic Company for the purpose of determining the holders of record of Domestic Common Stock entitled to participate in the Distribution which date shall be after the Shareholders acquire shares of Domestic Common Stock on the First Closing Date (as defined in the Acquisition Agreement).

     "Domestic Assets" means, collectively, all of the following rights and assets that are owned by Domestic Company and/or any of its Subsidiaries as of the close of business on the Distribution Date:

                   (i) the capital stock of the Domestic Subsidiaries (including 100% of Petrolink) and the assets of the Domestic Subsidiaries;

                   (ii) all of the assets (including cash of at least $2,000,000 (or $2,800,000 if MTL elects cash in lieu of having Domestic Company dry-dock the ROVER pursuant to Section 10.1 of the Acquisition Agreement as well as cash in an amount equal to the fair market value of the furniture and fixtures owned by Acquiror and currently located at 90 Park Avenue, as appraised by an independent third-party appraiser) included on the Acquiror's Final Closing Balance Sheet (as defined in the Acquisition Agreement) that are owned by Domestic Company or any of its Subsidiaries as of the close of business on the Distribution Date, which shall include:

                             (1) the charter, option and management contracts in
                   respect of the OMI COLUMBIA,

                             (2) the COURIER,

                             (3) the PATRIOT,

                             (4) the ROVER,

                             (5) a  capital  construction  fund  containing  the
                   following assets:

                             (a) approximately $300,000 cash;

                             (b)   51,000   convertible   preferred   shares  of
                   Santander Overseas Bank Series D (having a market value on August 29, 1997 of $25.250 per share);

                             (c) 31,128 convertible preferred shares of U.S. West Financing (having a market value on August 29, 1997 of $25.370 per share); and

                             (d) 37,000 shares of convertible preferred stock of
                   Royal Bank of Scotland Series C (having a fair market value August 29, 1997 of $26.250 per share);

                             (6) a  promissory  Note  issued by Argosy  Ventures
                   Ltd. to Challenger Transport Inc. having a face amount of $9,000,000; and

                             (7) all of the assets and rights  under or relating
                   to Acquiror Multiemployer Plans, the OMI Corp. Separation Allowance Program, the OMI Corp. 1995 Incentive Equity Plan, the OMI Corp. 1995 Stock Option Plan for Non-Employee Directors, the OMI Corp. 1990 Equity Incentive Plan, the OMI Corp. Non-qualified Stock Option Plan, and the OMI Corp. Incentive Stock Option Plan, and

                   (iii) the spare parts listed on Schedule 8.

     "Domestic Business" means the businesses that are or were conducted by the Domestic Company, other than the International Business, and the businesses that are or were conducted by the Domestic Subsidiaries or any of the other members of the Domestic Group.

     "Domestic Closing Balance Sheet" means the Acquiror's Closing Date Balance Sheet as defined in the Acquisition Agreement.

     "Domestic Common Stock" has the meaning ascribed to such term in the recitals to this Agreement.

     "Domestic Company" has the meaning ascribed to such term in the first paragraph of this Agreement.

     "Domestic  Corporate  Records"  has the  meaning  ascribed  to such term in
Section 6.01(a) hereof.

     "Domestic Group" means Domestic Company, the Domestic Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments made by Domestic Company or any of the Domestic Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distribution which investments are not prohibited by the terms of the Acquisition Agreement.

     "Domestic Holders" means the holders of record of Domestic Common Stock as of the Distribution Record Date.

     "Domestic Indemnitees" means:

                   (i) Domestic Company, the Domestic Subsidiaries and each Affiliate thereof (and their respective permitted successors and permitted assigns) after giving effect to the Corporate Restructuring Transactions, the Distribution and the Acquisition; and

                   (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

     "Domestic Liabilities" means, collectively, all of the Liabilities of Domestic Company and the Domestic Subsidiaries and each of the other members of the Domestic Group in each case to the extent that such Liabilities (i) directly or indirectly, arise or arose out of, by reason of, or otherwise in connection with, the Domestic Assets or the Domestic Business and (ii) remain after giving effect to the Corporate Restructuring Transactions and the Distribution, including, without limitation:

                   (i) all of the Liabilities included on the Acquiror's Final Closing Balance Sheet;

                   (ii) Securities Liabilities, without regard to whether such Securities Liabilities directly or indirectly, arise or arose out of, by reason of, or otherwise in connection with, the Domestic Business or Domestic Assets (other than Information Statement Liabilities);

                   (iii) Liabilities of the Domestic Company arising out of or relating to any Action or Third Party Claim by a Governmental Authority or any other Person that is based on, any alleged breach of a fiduciary duty by the Board of Directors of Domestic Company or any member thereof or any stockholder derivative suit or other similar Actions; or

                   (iv) all Liabilities of OMI Hudson Transport Inc. with respect to the ownership and operation of the U.S. flag vessels, OMI HUDSON and OMI DYNACHEM and all Liabilities of OMI Missouri Transport Inc. with respect to the ownership and operation of the U.S. flag vessels, OMI MISSOURI and OMI SACRAMENTO;

                  (v) Liabilities of the International Company, its agents, officers, directors, Affiliates and any successor thereto arising from an Approved Action (that is not a Permitted Action) taken by the Domestic Company or a Domestic Subsidiary that causes (A) the Spin-off to fail to qualify as a transaction that is tax-free pursuant to
         Section 355 and/or Section 368(a) to the extent described in the Ruling Request or (B) any of the Corporate Restructuring Transactions which is intended to qualify as a tax-free transaction under Section 332, 351, 355 or 368 to fail to so qualify;

                   (vi) all Taxes, other than Special Taxes, attributable to the Domestic Assets or the Domestic Business (excluding, without limitation, Taxes arising under subpart F of the Code) whether arising prior to or after the date of the signing of the Acquisition Agreement; and

                   (vii) all Liabilities attributable to Acquiror Multiemployer Plans (as defined in the Acquisition Agreement), Liabilities for benefits under (but not the administration of) the OMI Corp. Separation Allowance Program, and Liabilities for the OMI Corp. 1995 Incentive Equity Plan, the OMI Corp. 1995 Stock Option Plan for Non-Employee Directors, the OMI Corp. 1990 Equity Incentive Plan, the OMI Corp. Non-qualified Stock Option Plan, and the OMI Corp. Incentive Stock Option Plan, whether arising prior to or after the date of the signing of the Acquisition Agreement.

provided, however, that Domestic Liabilities shall expressly exclude any and all Liabilities of the Domestic Company, the Domestic Subsidiaries and each of the other members of the Domestic Group for or relating to or arising from:

                   (i) Information Statement Liabilities;

                   (ii) the employment of any office management or office personnel who are or were employed by Domestic Company, the Domestic Subsidiaries, any member of the Domestic Group, the International Company, the International Subsidiaries or members of the International Group at any time after 11:59 pm, December 31, 1996 and the individuals listed on Schedule 3A hereto, (other than the individuals listed on Schedule 3 hereto who work for the Domestic Company, any of the Domestic Subsidiaries, or any of the other members of the Domestic Group following the Distribution Date and who do not voluntarily leave such Company within four months after the Distribution Date), including, without limitation, Liabilities for severance and Liabilities under the OMI Corp. Separation Allowance Program or any employment contract to which such individual is a party, or Liabilities for any bonus (other than the stock related plans listed in clause (vii) above), pension, retirement or insurance arrangement, as long as any such Liability does not result from or relate to any action or omission to act of the Domestic Company, the Domestic Subsidiaries or any other member of the Domestic Group or any of their respective directors, officers or employees after the Second Closing Date which is not expressly required or contemplated by this Agreement or the Acquisition Agreement;

                   (iii) any Liability arising out of or relating to the Klebanoff/Unger Retiree Medical Benefits;

                   (iv) all Liabilities relating to OMI Corp.'s lease of premises on Park Avenue (New York City);

                   (v) the Liabilities of OMI Hudson Transport Inc. with respect to the ownership and operation of the SHANNON and the Liabilities of OMI Missouri Transport Inc. with respect to the ownership of the ELBE;

                   (vi)  any  guarantees  or  other  similar,   undertakings  or
          obligations in respect of International Assets or the International Businesses;

                   (vii) any Liability arising out of or relating to any action taken or omitted with respect to the administration of the OMI Corp. Separation Allowance Program; and

                   (viii) any Liabilities arising after and relating to periods after June 12, 1998 relating to maintaining OMI Ship Management's office through termination of all of the MARAD contracts, the lease of office space for OMI Ship Management and the closure of OMI Ship Managements's office.

     "Domestic Records" has the meaning ascribed to such term in Section 6.01(b) hereof.

     "Domestic Subsidiaries" means the Subsidiaries of Domestic Company set forth in Exhibit B hereto.

     "Environmental Laws" means any and all applicable U.S. federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Oil Pollution Act of 1990, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, vessel response plans, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder.

     "Exchange File Material" means the Registration Statement, as amended at the time it was declared effective under the Exchange Act, the related Information Statement or any amendment or supplement thereto, the related letter of transmittal, any related stockholder communication, any other exhibits to any of the foregoing and any amendment or supplement thereto, in each case including all information incorporated by reference therein.

     "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

     "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Group" means (i) with respect to Domestic Company,  the Domestic Group and
(ii) with respect to International Company, the International Group.

     "Indemnifiable Losses" means, with respect to any Person, any and all losses, liabilities, penalties, claims, fines, damages, amounts paid in settlement, demands, judgments, assessments, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages to the extent prohibited by law) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person.

     "Indemnifying Party" has the meaning ascribed to such term in Section 7.03
(a) hereof.

     "Indemnitee" has the meaning ascribed to such term in Section 7.03(a) hereof.

     "Information Statement" means the information statement or registration statement relating to International Business and the transactions contemplated hereby to be distributed to holders of Domestic Common Stock pursuant to the terms of this Agreement.

     "Information Statement Liabilities" means all Liabilities for violations or alleged violations that directly or indirectly arise or arose out of, by reason of, or otherwise was in connection with (A) the Information Statement or (B) the Proxy Statement; provided, however, Information Statement Liabilities shall not include such Liabilities to the extent that such Liabilities arise or arose out of, by reason of, or otherwise was in connection with the information provided in writing for inclusion in the Proxy Statement by MTL or its shareholders, officers, directors, employees, agents or representatives.

     "Insurance Proceeds" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured, which are either:

                   (i) received by an insured from an insurance carrier; or

                   (ii) paid by an insurance carrier on behalf of an insured.

     "International Assets" means, collectively, all the rights and assets owned by Domestic Company or any of its Subsidiaries as of the close of business on the Distribution Date other than the Domestic Assets, including, without limitation:

                   (i) the capital stock of the International Subsidiaries and the assets of the International Subsidiaries;

                   (ii) all of the assets included on the International Business Pro Forma Balance Sheet that are owned by Domestic Company or any of its Subsidiaries as of the close of business on the Distribution Date;

                   (iii) all of the assets, claims and rights related to the sale of OMI Environmental Ventures, Inc.; and

                   (iv) any other asset acquired by Domestic Company or any of its Subsidiaries from the date of the International Business Pro Forma Balance Sheet to the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the International Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the International Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the International Business Pro Forma Balance Sheet; and

                   (v) all of the assets and rights under or relating to the Acquiror Employee Benefit Plans (as defined in the Acquisition Agreement) (whether or not any such assets are held in trust, and including any insurance arrangements or other contracts or agreements, and any rights or claims thereunder), other than the Acquiror Multiemployer Plans, the OMI Corp. Separation Allowance Program, the OMI Corp. 1995 Incentive Equity Plan, the OMI Corp. 1995 Stock Option Plan for Non-Employee Directors, the OMI Corp. 1990 Equity Incentive Plan, the OMI Corp. Non-qualified Stock Option Plan, and the OMI Corp. Incentive Stock Option Plan.

     "International Business" means the businesses (other than the Domestic Business) that are or were conducted by:

                   (i) the International Company, the International Subsidiaries or any of the other members of the International Group;

                   (ii) any other division, Subsidiary or investment of Domestic Company, or any Domestic Subsidiary, or International Company or any International Subsidiary, or any of the other members of Domestic Group or any of the other members of the International Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in the Domestic Business immediately after giving effect to the Corporate Restructuring Transactions; and

                   (iii) any business entity acquired or established by or for Domestic Company, International Company or any of the International Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of International Company on the International Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the International Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the International Business Pro Forma Balance Sheet.

     "International Business Pro Forma Balance Sheet" means the Pro Forma Consolidated Balance Sheet for International Company and the International Subsidiaries (prepared in accordance with GAAP) as of December 31, 1997 attached hereto as Exhibit C.

     "International Common Shares" means the Shares of International Common Stock owned by Domestic Company after giving effect to the stock dividend provided for in Section 2.02 hereof.

      "International Common Stock" has the meaning ascribed to such term in the recitals to this Agreement.

     "International Company" has the meaning ascribed to such term in the first paragraph of this Agreement.

     "International Group" means International Company, the International Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments made by International Company or any of the International Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

     "International Indemnitees" means:

                   (i) International Company, the International Subsidiaries and each Affiliate thereof (and their respective permitted successors and permitted assigns) after giving effect to the Corporate Restructuring Transactions, the Distribution and the Acquisition; and

                 (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

     "International Liabilities" means, collectively, all of the Liabilities of Domestic Company, the Domestic Subsidiaries, and each of the other members of the Domestic Group, International Company, the International Subsidiaries and each of the other members of the International Group in each case to the extent that such Liabilities (i) directly or indirectly, arise or arose out of, by reason of, or otherwise in connection with, the International Assets or the International Businesses and (ii) remain after giving effect to the Corporate Restructuring Transactions and the Distribution, including, without limitation:

                   (i) all of the Liabilities included on the International Business Pro Forma Balance Sheet;

                   (ii) Information Statement Liabilities;

                   (iii) all Liabilities of OMI Hudson Transport Inc. with respect to the ownership and operation of the SHANNON and all Liabilities of OMI Missouri Transport Inc. with respect to the ownership and operation of the ELBE; and all other Liabilities of any corporation incorporated in the United States to the extent such Liabilities arise or arise out of, by reason of, or otherwise were in connection with the ownership or operation of an International Asset or International Business or any vessel not registered under the U.S. flag;

                   (iv) all Taxes attributable to the International Assets or the International Business (including, without limitation, any Taxes arising under subpart F of the Code) whether arising prior to or after the date of the signing of the Acquisition Agreement;

                   (v) Special Taxes;

                   (vi) all Liabilities (including with respect to administration) attributable to Acquiror Employee Benefit Plans (as defined in the Acquisition Agreement), other than such Liabilities as constitute Domestic Liabilities;

                   (vii) All Liability relating to OMI Corp.'s lease of premises on Park Avenue (New York City);

                   (viii) Liabilities of the Domestic Company, the Domestic Subsidiaries and each of the other members of the Domestic Group for or relating to any guarantees or other similar undertakings or obligations in respect of International Assets or the International Businesses;

                   (ix) the employment of any office management or office personnel who are or were employed by Domestic Company, the Domestic Subsidiaries, any member of the Domestic Group, the International Company, the International Subsidiaries or members of the International Group at any time after 11:59 pm, December 31, 1996 and the individuals listed on Schedule 3A hereto, (other than the individuals listed on Schedule 3 hereto who work for the Domestic Company, any of the Domestic Subsidiaries, or any of the other members of the Domestic Group following the Distribution Date and who do not voluntarily leave such Company within four months after the Distribution Date and the individuals listed on Schedule 3A hereto), including, without limitation, Liabilities for severance and Liabilities under the OMI Corp. Separation Allowance Program or any employment contract to which such individual is a party, or Liabilities for any bonus (other than the stock related plans listed in clause (vii) of the definition of "Domestic Liabilities"), pension, retirement or insurance arrangement, as long as any such Liability does not result from or relate to any action or omission to act of the Domestic Company, the Domestic Subsidiaries or any other member of the Domestic Group or any of their respective directors, officers or employees after the Second Closing Date which is not expressly required or contemplated by this Agreement or the Acquisition Agreement;

                   (x) any Liabilities arising after and relating to periods after June 12, 1998 relating to maintaining OMI Ship Management's office through termination of all of the MARAD contracts, the lease of office space for OMI Ship Management and the closure of OMI Ship Managements's office;

provided, however, the International Liabilities shall expressly exclude all liabilities of the International Company, International Subsidiaries and each of the other members of the International Group for or relating to Securities Liabilities (other than Information Statement Liabilities) and/or Liabilities arising out of or relating to any action or Third Party Claim by a Governmental Authority or any other person that is based on, any alleged breach of fiduciary duty by the Board of Directors of Domestic Company or any member thereof, or any stockholder derivative suit or other similar Actions.

     "International  Records"  has the meaning  ascribed to such term in Section
          6.01(b) hereof.

     "International Subsidiaries" means the Subsidiaries set forth in Exhibit D hereto.

     "IRS Ruling  Letter"  has the  meaning  ascribed  to such  term in  Section
          4.01(d).

     "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

     "Liabilities" means, other than Liabilities resulting from Taxes, any and all debts, liabilities (including, without limitation, liabilities arising out of the Distribution), obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "MTL" shall have the meaning set forth in the recitals to this Agreement.

     "NYSE" means the New York Stock Exchange.

     "OMI Trademarks and Tradenames" means all trademarks, service marks, and tradenames containing "OMI" or variations thereof, along with their respective applications and registrations wherever used or registered, including "OMI Petrolink".

     "Permitted  Actions" means (a) any action described in Section 6(a) (ii) or
(iii) of the Tax Cooperation Agreement; (b) the reflagging of one or more of the following ships: the Courier, the Patriot and the Rover; (c) the issuance and any redemption, exchange, transfer or other disposition of the Company Class B stock (if such stock is issued); (d) any redemption or other purchase by MTL of MTL Common Stock for cash to the extent permitted by the Acquisition Agreement; and (e) any action required by law, provided that no alternative action could reasonably avoid such required action.

     "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

     "Privilege" has the meaning ascribed to such term in Section 6.07(a) hereof.

     "Privileged Information" has the meaning ascribed to such term in Section 6.07(a) hereof.

     "Proxy Statement" has the meaning ascribed to such term in the Acquisition Agreement.

     "Registration Statement" means the Registration Statement filed with the Commission by the International Company pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations promulgated thereunder in order to register the International Common Stock under Section 12(b) of the Exchange Act.

     "Second Closing Date" has the meaning ascribed to such term in the Acquisition Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder.

     "Securities Liabilities" means any and all Liabilities arising out of or relating in whole or in part to any Action, any Third Party Claim by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, or Exchange Act, or any other securities or other similar Law including state "Blue Sky" laws.

     "Service" means the United States Internal Revenue Service or any other Federal agency at the time administering the Code.

     "Shareholders' Representative" means a committee comprising Messrs. Shelby, du Moulin and Sutin.

     "Special Taxes" means, other than Taxes resulting from actions taken by Domestic Company or any of its Subsidiaries without the participation of the International Company or any of its Subsidiaries that are not Permitted Actions,
(i) all Taxes attributable to the Corporate Restructuring Steps and the Distribution (including Taxes imposed by reason of '367 or '1248 of the Code),
(ii) all Taxes attributable to the OMI Columbia lease transaction and (iii) all Taxes resulting from any unqualified withdrawal of assets from the capital construction fund prior to the Second Closing Date.

     "Subsidiary" means, with respect to any Person:

                   (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

                   (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).

     "Tax" or "Taxes" has the meaning ascribed thereto in the Acquisition Agreement.

     "Tax Cooperation Agreement" means the Tax Cooperation Agreement between Domestic Company and International Company which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit E.

     "Termination Date" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of Section 8.10 of this Agreement.

     "Third Party Claim" has the meaning as defined in Section 7.04(a) hereof.

     SECTION I.02. References. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.


                                   ARTICLE II.

                         PRE-DISTRIBUTION TRANSACTIONS;

                                CERTAIN COVENANTS

     SECTION II.01. Corporate Restructuring Transactions. On or prior to the Distribution Date (but in all events prior to the Distribution) each of Domestic Company and International Company shall, and shall cause each of their respective Subsidiaries to, as applicable, take all action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions.

     SECTION II.02. Pre-Distribution Stock Dividends to Domestic Company. On or prior to the Distribution Date (but in all events prior to the Distribution) International Company shall issue to Domestic Company, as a stock dividend, the number of shares of International Common Stock as is required to effect the Distribution, as certified by the Agent. In connection therewith, Domestic Company shall deliver to International Company for cancellation the share certificate (or certificates) currently held by it representing all
International Common Stock, and International Company shall issue a new certificate (or certificates) to Domestic Company representing the total number of International Common Shares to be owned by Domestic Company after giving effect to such stock dividend.

     SECTION II.03. Consents. The parties hereto shall use their commercially reasonable best efforts to obtain any third-party/governmental authority consents or approvals that are required to consummate the Corporate
Restructuring Transactions, the Distribution and the other transactions contemplated herein (the "Consents") which consents are set forth on Schedule 4.

     SECTION II.04. Ancillary Agreements. Prior to the Distribution Date, each of Domestic Company and International Company and/or such other members of their respective Groups may enter into (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby; provided, however, that to the extent that any such agreement is not attached to the Acquisition Agreement at the time it is executed or to the extent that any of the proposed changes to any Ancillary Agreements attached to the Acquisition Agreement would have the effect of (i) changing the definition or division of Domestic Assets, Domestic Liabilities (or any of the other definitions referenced therein) or Domestic Business, (ii) changing the definition or division of International Assets, International Liabilities (or any of the other definitions referenced therein) or International Business, (iii) changing the scope or extent of the indemnities provided in Article VII of this Agreement, or (iv) changing Sections 5.05, 5.10, 8.05, 8.11 and/or 8.16 of this Agreement, no such agreement will be executed and no such change shall be made without the prior written consent of the Shareholders' Representative, such consent not to be unreasonably withheld. No Ancillary Agreement shall be executed or changed if such execution or change would create any liability or obligation on the part of any of the Shareholders (as such term is defined in the Acquisition Agreement).


                                  ARTICLE III.

                                THE DISTRIBUTION

     SECTION III.01. Domestic Company Action Prior to the Distribution. Subject to the terms and conditions set forth herein, Domestic Company shall take, or cause to be taken, the following acts or actions in connection with, and to
otherwise   effect  in  accordance  with  the  terms  of  this  Agreement,   the
Distribution.

                   (a)  Declaration  of  Distribution   and   Establishment   of
          Distribution Date. The Board of Directors of Domestic Company shall, in its sole discretion and subject to and in accordance with the applicable rules of the NYSE and provisions of the DGCL, declare the Distribution and establish the Distribution Record Date, the Distribution Date, the date on which International Common Shares and any cash in lieu of fractional shares shall be mailed to the Domestic Holders and all appropriate procedures in connection with the Distribution to the extent not provided for herein; provided, however, that no such action shall create any obligation pursuant to this Agreement on the part of Domestic Company to effect the Distribution or in any way limit Domestic Company's power of termination as set forth in Section 8.10 hereof or alter the consequences of any such termination from those specified in such Section.

                   (b) Notice to NYSE. Domestic Company shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

                   (c) Mailing of Information Statement. Domestic Company shall, as soon as practicable after the Registration Statement shall have been declared effective under the Exchange Act, cause the Information Statement to be mailed to the Domestic Holders.

     SECTION III.02.  The Distribution.

                   (a) Duties and Obligations of Domestic Company. Subject to the conditions contained herein, on the Distribution Date but effective immediately following the close of business on the Distribution Date, Domestic Company shall:

                              (i)  deliver  to the Agent the share  certificates
                    representing  the  International  Common  Shares  issued  to
                    Domestic  Company  by  International   Company  pursuant  to
                    Section 2.02 hereof, endorsed by Domestic Company in blank, for the benefit of the Domestic Holders; and

                              (ii) instruct the Agent to distribute,  as soon as
                    practicable following consummation of the Distribution, to the Domestic Holders one share of International Common Stock for every one share of Domestic Common Stock.

                   (b) Duties and Responsibilities of International Company. International Company shall provide, or cause to be provided, to the Agent sufficient certificates representing International Common Stock in such denominations as the Agent may request in order to effect the Distribution. All shares of International Common Stock issued pursuant to the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

     SECTION III.03.  Fractional Shares.

                   (a) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of International Common Stock shall be issued in connection with the
          Distribution, and any such fractional share interests to which a Domestic Holder would otherwise be entitled will not entitle such
          Domestic Holder to vote or to any rights of a stockholder of International Company. In lieu of any such fractional shares, each Domestic Holder who, but for the provisions of this Section 3.03, would be entitled to receive a fractional share interest of International Common Stock pursuant to the Distribution shall be paid cash, without any interest thereon, as hereinafter provided. International Company shall instruct the Agent to determine the number of whole shares and fractional shares of International Common Stock allocable to each Domestic Holder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of Domestic Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Domestic Holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by International Company.

                   (b) Unclaimed Stock or Cash. Any International Common Stock or cash in lieu of fractional shares and dividends or distributions with respect to International Common Stock that remain unclaimed by any Domestic Holder 180 days after the Distribution Date shall be returned to International Company and any such Domestic Holders shall look only to International Company for the International Common Stock, cash, if any, in lieu of fractional share interests and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

                   (c) Beneficial Owners. Solely for purposes of computing fractional share interests pursuant to Section 3.03(a), the beneficial owner of shares of Domestic Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.


                                   ARTICLE IV.

                         CONDITIONS TO THE DISTRIBUTION

     SECTION IV.01. Conditions Precedent to the Distribution. The obligation of Domestic Company to cause the Distribution to be consummated shall be subject, at the option of Domestic Company, to the fulfillment or waiver, on or prior to the Distribution Date, of each of the following conditions.

                   (a) Tax Cooperation Agreement. Domestic Company and International Company shall have executed and delivered the Tax
          Cooperation Agreement in the form attached hereto as Exhibit E and such agreement shall be in full force and effect.

                   (b) Effective Date of Registration Statement. The Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

                   (c) NYSE Listing. The International Common Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

                   (d) Tax Ruling. Domestic Company shall have received rulings from the Internal Revenue Service (the "IRS Ruling Letter") reasonably acceptable to Domestic Company, which rulings shall be in full force and effect as of the Distribution Date, to the effect that the Distribution as contemplated hereunder will be tax-free for federal income tax purposes under Sections 355(a) and/or 355(c)(1) and 361(c)(1) of the Code. The IRS Ruling Letter shall be deemed reasonably acceptable for purposes of this condition notwithstanding that the Domestic Company, the International Company or any of their respective Affiliates incurs, as a result of the Distribution or any of the Corporate Restructuring Transactions, (i) Federal Income Taxes pursuant to Sections 367 and 1248 (as provided in any Tax regulations or Tax law enacted, proposed or promulgated as of the date of the Acquisition Agreement) and (ii) in addition to such Taxes in clause
          (i) Federal Income Taxes that do not exceed $500,000.

                   (e) Pre-Distribution Transactions. Each of the transactions and other matters contemplated by Article II and Section 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) shall have been fully effected, consummated and accomplished.

                   (f) Covenants. The covenants contained in Article V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

                   (g) No Prohibitions. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, or any transaction contemplated by this Agreement, it being understood that the parties hereto hereby agree to use their commercially reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

                   (h) Consents. Domestic Company and International Company and the other members of their respective Groups shall have obtained all Consents and such Consents shall be in full force and effect.

                   (i) HSR Act. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions contemplated under the Acquisition Agreement shall have expired or been terminated.

     SECTION  IV.02.  No Constraint.  Notwithstanding  the provisions of Section
4.01 above (but subject to Domestic Company's obligations under the Acquisition Agreement), the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not:

                   (i) create any obligation on the part of Domestic Company or any other party hereto to effect the Distribution;

                   (ii) in any way limit Domestic Company's right and power under Section 8.11 hereof to terminate this Agreement and the process leading to the Distribution and to abandon the Distribution; or

                   (iii) alter the  consequences of any such  termination  under
          Section 8.10 hereof from those specified in such Section.

     SECTION IV.03. Deferral of Distribution Date. If the Distribution Date shall have been established by the Board of Directors of Domestic Company but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Domestic Company does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Domestic Company may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date.

     SECTION IV.04. Public Notice of Deferred Distribution Date. If the Board of Directors (or a committee thereof, so authorized) of Domestic Company shall defer the Distribution Date in accordance with Section 4.03 above and public announcement of the prior Distribution Date has theretofore been made, Domestic Company shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.


                                   ARTICLE V.

                                    COVENANTS

     SECTION   V.01.   Further   Assurances.   Each  of  Domestic   Company  and
International Company shall use all reasonable efforts to:

                   (a) take or cause to be taken all actions, and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain any consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

                   (b)  execute  and  deliver  such  further   instruments   and
          documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

     SECTION V.02. OMI Name. Domestic Company shall, and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to, at its own expense:

                   (a) Within 30 days following the Distribution Date, change the corporate name of each Domestic ship-owning Subsidiary to delete therefrom the word "OMI" or any other word that is confusingly similar to the word "OMI";

                   (b) Within one year following the Distribution Date, change the corporate name of OMI Petrolink and OMI Ship Management to delete therefrom the word "OMI"; and

                   (c) With respect to Domestic Company, within one year following the Distribution Date, remove any and all references to the OMI Trademark and Tradenames from any and all signs, displays or other identification or advertising material. After the conclusion of such period, Domestic Company and each other member of its Group over which it has legal or effective direct or indirect control shall not use or display any of the OMI Trademarks and Tradenames without the prior written consent of International Company, which consent may be withheld for any reason or no reason whatsoever. After the Distribution Date, no party hereto shall represent or permit to be represented to any third Person that it or any member of its Group has a business affiliation with any other party hereto or any member of such other party's Group, except as expressly permitted by any of the Ancillary Agreements.

     SECTION V.03. Assumption and Satisfaction of Liabilities. From and after the Distribution Date:

                   (a) Domestic Company shall, and shall cause each of the other members of the Domestic Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Domestic Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

                   (b) International Company shall, and shall cause each of the other members of the International Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all International Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; except for liabilities for Taxes which will be discharged pursuant to the Tax Cooperation Agreement.

     SECTION V.04. No Representations or Warranties; Consents.

                   (a) General. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement making any representation or warranty whatever, including, without limitation, any representation or warranty:

                              (i) as to the value or  freedom  from  encumbrance
                    of, or any other matter concerning, any assets of such party; or

                              (ii) as to the legal  sufficiency  to convey title
                    to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement.

                   (b) Disclaimer of Merchantability or Fitness of Assets. Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Domestic Group or the International Group, as the case may be, pursuant to Corporate Restructuring Transactions and the other terms and provisions of this Agreement, or any Ancillary Agreement, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

                   (c) Acknowledgement of Disclosure and Waiver. International Company acknowledges, for itself and on behalf of each other member of its respective Group, that:

                              (i) Domestic  Company and the other members of the
                    Domestic Group have disclosed, and International Company has knowledge of, all matters pertaining to the assets and properties to be conveyed to International Company or any member of their respective Group pursuant to the Corporate Restructuring Transactions or otherwise pursuant to the other terms of this Agreement to the same extent that Domestic Company and the other members of the Domestic Group have knowledge of such matters; and

                              (ii)  such   knowledge   constitutes   notice  and
                    disclosure of such matters.

         International Company waives, to the fullest extent permitted by law, for itself and for each other member of its Group, any and all claims or causes of action which any of them may have arising out of such matters.

                  (d) No Representations or Warranties Regarding Consents. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting to the other in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Laws. Each of the parties hereto further agrees and understands that the party to which any assets are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

                  (e) Covenant to Use Reasonable Efforts to Obtain Consents. Notwithstanding the provisions of Section 5.04(d) above, each of the parties hereto shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Domestic Group and the International Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     SECTION V.05. Removal of Certain Guarantees.

                   (a) Removal of Domestic Group as Guarantor of International Liabilities. Except as otherwise contemplated in the Corporate
          Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Domestic Company and International Company shall use its commercially reasonable best efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Domestic Company and any other member of the Domestic Group removed as a guarantor of, or obligor under or for, and released from any Liability for any obligation of the International Company, International Subsidiaries or any other member of the International Group for which the Domestic Company or any other member of the Domestic Group is a guarantor or obligor, including, without limitation, the liabilities set forth on Schedule 5. If at or prior to the Distribution Date, Domestic Company and International Company have not had Domestic Company and any other member of the Domestic Group removed as a guarantor of, or obligor under or for, all obligations of the International Company, International Subsidiaries and any other member of the International Group for which the Domestic Company or any other member of the Domestic Group is a guarantor or obligor, International Company will, at Domestic Company's election, provide an indemnity or guaranty to Domestic Company with respect to such obligation on commercially reasonable terms.

                   (b) Removal of International Group as Guarantor of Domestic Liabilities. Except as otherwise contemplated in the Corporate
          Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Domestic Company and International Company shall use its commercially reasonable best efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, International Company and any other member of the International Group removed as a guarantor of, or obligor under or for, any obligation of the Domestic Company, Domestic Subsidiaries or any other member of the Domestic Group for which the International Company or any other member of the International Group is a guarantor or obligor, including, without limitation, the liabilities set forth on Schedule 6.

     SECTION V.06. Public Announcements. Each party hereto shall consult with the other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distribution and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of any other party, issue such press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.

     SECTION V.07. Intercompany Agreements. Effective as of the consummation of the Distribution, each of Domestic Company and International Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) terminate each and every agreement between it and any member of the other Group other than this Agreement and any of the Ancillary Agreements including, without limitation, the agreements set forth on Schedule 7; provided, however, that such termination shall not have any effect whatsoever on any of its rights and/or obligations that accrued or were incurred prior to the Distribution Date.

     SECTION V.08. Tax Matters. Each of Domestic Company and International Company shall use its reasonable best efforts to cause the Distribution to qualify as a tax-free distribution under Code Section 355 and/or Section 368(a).

     SECTION 5.09. OMI Corp. Savings Plan. International Company agrees to cooperate and make reasonable best efforts to cause the trust under the OMI Corp. Savings Plan to transfer, on a date or dates following the Second Closing Date mutually agreed to between International Company and the sponsor of the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan (the "MTL Sponsor"), assets attributable to the account balances under the OMI Corp. Savings Plan of each participant in such plan who is listed on Schedule 3 to the trust under the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan; provided, however, that such transfer shall take place only upon International Company's and the MTL Sponsor's reasonable satisfaction that such transfer would not cause the OMI Corp. Savings Plan or the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan to violate any applicable requirements of the Code and/or the Employee Retirement Income Security Act of 1974, as amended and provided, further, that any assets other than cash may be transferred only if reasonably acceptable to the MTL Sponsor.

     SECTION 5.10. Debt Adjustment. International Company and Domestic Company will use their commercially reasonable best efforts to cause, prior to the Distribution Date, International Company to be substituted for Domestic Company, and Domestic Company to be released from all Liability under the Indenture dated as of November 1, 1993 between Domestic Company and The Chase Manhattan Bank, as Trustee (successor to Chemical Bank), as amended (the "Indenture"). If International Company and Domestic Company have not obtained a complete release of Domestic Company from its obligations under the Indenture prior to the Distribution Date, International Company will, at Domestic Company's election, provide an indemnity or guaranty to Domestic Company with respect to any remaining obligations of the Domestic Company under the Indenture. If International Company has assumed by supplemental indenture the repayment obligation with respect to the outstanding 10 3% Senior Notes due November 1, 2003, and, if necessary, the other obligations contained in the Indenture, as amended, then, Domestic Company shall deliver a note to International Company in the amount of $6,443,000 (the "Note"). Assuming the Distribution occurs before May 1, 1998, the Note will be repayable in 12 payments made semi-annually as follows: the first payment will be equal to the sum of $175,000 and accrued interest due on the Notes issued pursuant to the Indentures (the "Senior Notes") from the Distribution Date to the date of the next payment due on the Senior Notes. Thereafter, on each payment date (other than the 12th), Domestic Company will pay International Company $525,000. There will be a balloon payment due of $4,868,000 on the 12th payment date. The Note will be secured by a first mortgage on three of OMI Petrolink Corp.'s work boats and any proceeds (net of costs of the transaction and estimated tax) from the sale thereof. Additionally, if the Domestic Company completes a debt (excluding bank borrowings) or equity offering, the proceeds from such offering (net of transaction costs) shall be used to repay the Note in full along with (i) accrued interest due on the Senior Notes to the date of prepayment and (ii) an amount equal to $6,827,000 minus the principal repaid as part of the semi-annual payments on the Note ($175,000). The definitive documentation relating to the agreements set forth in this Section
5.10 shall be on commercially reasonable terms.


                                   ARTICLE VI.

                              ACCESS TO INFORMATION

     SECTION VI.01. Provision, Transfer and Delivery of Applicable Corporate Records.

                   (a) Provision, Transfer and Delivery of International Records. Domestic Company shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the delivery (at International Company's cost) to International Company of (i) the original Books and Records in its possession or control that relate primarily to the International Business or are necessary to operate the International Business (collectively, the "International Records"), provided Domestic Company shall be permitted to retain copies of such records, and (ii) copies of the Books and Records in its possession or control that consist of the corporate minutes of the Board of Directors (or committees thereof) of Domestic Company or otherwise relate to the business, administrative and management operations of Domestic Company as the parent holding company of the Domestic Business and International Business (collectively, the "Domestic Corporate Records") except to the extent such items are already in the possession of any member of the International Group. The International Records shall be the property of International Company, and the Domestic Corporate Records shall be the property of Domestic Company but in each case shall be available to each of Domestic Company and International Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

                   (b) Provision, Transfer and Delivery of Domestic Records. International Company shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control
          to) arrange as soon as practicable following the Distribution Date for the delivery (at Domestic Company's cost) to Domestic Company of the Books and Records in its possession that relate primarily to the Domestic Business or are necessary to operate the Domestic Business (collectively, the "Domestic Records"), except to the extent such items are already in the possession of any member of the Domestic Group. The Domestic Records shall be the property of Domestic Company, but shall be available to International Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

     SECTION VI.02.  Access to Information.

                   (a) Access to Books and Records. Unless otherwise contemplated by Section 6.06 hereof, from and after the Distribution Date, each of Domestic Company and International Company shall (and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distribution insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

                   (b) Provision of Post-Distribution Commission Filings. For a period of one year following the Distribution Date, each of Domestic Company and International Company shall (and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to) provide to the other, promptly following such time at which such documents are filed with the Commission, all documents (other than documents or portions thereof for which confidential treatment has been granted or a request for confidential treatment is pending) filed by it and by each other member of such party's Group with the Commission pursuant to the Securities Act or the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     SECTION VI.03. Reimbursement; Other Matters. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this Article VI shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

     SECTION VI.04.  Confidentiality.

                   (a) General Restriction on Disclosure. Neither of Domestic Company or International Company shall (and shall not permit any other member of its Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

                    (i) relates to the period up to the Distribution Date,

                    (ii) relates to any Ancillary Agreement, or

                    (iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement,

          and each party hereto shall not (and shall cause each other member of its Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

                   (b) Compelled Disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties shall consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                   (c) Exceptions to Confidential Treatment. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

     SECTION VI.05. Witness Services. At all times from and after the Distribution Date, each of Domestic Company and International Company shall use its commercially reasonable best efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its Group for fact finding, consultation or interviews and as witnesses to the extent that:

                   (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its Group may from time to time be involved; and

                   (b) there is no conflict in the Action between the requesting party or any member of its Group and the party to which a request is made pursuant to this Section 6.05 or any member of such party's Group. Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) and direct and indirect costs of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

     SECTION VI.06. Retention of Records. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including, without limitation, all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other parties all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to each accepting party (at the expense of such accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter in accordance with such party's program of document maintenance and retention.

     SECTION VI.07.  Privileged Matters.

                   (a) Privileged Information. Each of the parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its commercially reasonable best efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including, without limitation, the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("Privilege" or "Privileges"). Each of the parties hereto shall use its reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other parties. With respect to each party, the rights and obligations created by this Section 6.07 shall apply to all information as to which a member of any Group did assert or, but for the Distribution, would have been entitled to assert the protection of a Privilege ("Privileged Information") including, but not limited to, any and all information that either:

                              (i)  was  generated  or  received   prior  to  the
                    Distribution Date but which, after the Distribution, is in the possession of a member of another Group; or

                              (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

                   (b) Production of Privileged Information. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other parties of the existence of the request and shall provide the other parties a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this Section
          6.07 unless:

                              (i) each  other  party has  provided  its  express
                    written consent to such production or disclosure; or

                              (ii) a court of competent jurisdiction has entered
                    an  order  which  is  not  then   appealable   or  a  final,
                    nonappealable order finding that the information is not entitled to protection under any applicable privilege.

                   (c) No Waiver. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Domestic Group or the International Group shall be made in reliance on the agreements of Domestic Company and International Company, as set forth in Section 6.04 and Section 6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section 6.01 hereof, the access to information being granted pursuant to Section 6.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.05 hereof and the transfer of Privileged Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.


                                  ARTICLE VII.

                                 INDEMNIFICATION

     SECTION VII.01. Indemnification by Domestic Company. Domestic Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the International Indemnitees from and against any and all Indemnifiable Losses of the International Indemnitees, arising out of, by reason of or otherwise in connection with either (i) the Domestic Liabilities, or (ii) the breach by Domestic Company of any provision of this Agreement or any Ancillary Agreement.

     SECTION VII.02. Indemnification by International Company. International Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Domestic Indemnitees from and against any and all Indemnifiable Losses of the Domestic Indemnitees arising out of, by reason of or otherwise in connection with either (i) the International Liabilities (including, without limitation, Special Taxes), or (ii) the breach by International Company of any provision of this Agreement or any Ancillary Agreement.

     SECTION VII.03. Limitations on Indemnification Obligations.

                   (a) Reductions for Insurance Proceeds and Other Recoveries. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to
          Section 7.01 or Section 7.02 above, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or
          (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

                   (b) Foreign Currency Adjustments. All indemnification payments hereunder shall be in U.S. Dollars. In the event that any Indemnifiable Loss shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

                              (i)  with  respect  to  any  Indemnifiable  Losses
                    arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

                              (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

                              (iii) with respect to any Indemnifiable Losses not
                    covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that payment with respect to such Indemnifiable Losses shall be made by the Indemnitee.

     SECTION  VII.04.  Procedures  for  Indemnification.   Except  as  otherwise
specifically provided in any Ancillary Agreement, including, without limitation, the Tax Cooperation Agreement:

                   (a) Notice of Third Party Claims. If a claim or demand is made against an Indemnitee by any Person who is not a member of the Domestic Group or International Group (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 Business Days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 Business Days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                   (b) Legal Defense of Third Party Claims. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

                              (i) the  Indemnifying  Party shall not be entitled
                    to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks as its primary claim for relief an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

                              (ii) an  Indemnifying  Party shall not be entitled
                    to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim; and

                              (iii) if at any time after assuming the defense of
                    a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

                   (c) Settlement of Third Party Claims. Except as otherwise provided below in this Section 7.04(c), or as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Cooperation Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then

                              (i) in no event  will  the  Indemnitee  admit  any
                    liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

                              (ii) the Indemnitee  will agree to any settlement,
                    compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge.

         If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 Business Days following receipt of such notice to:

                              (i) approve and agree to pay the settlement,

                              (ii)   approve  the  amount  of  the   settlement,
                    reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

                              (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

                              (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim.

         In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business-day period, the Indemnifying Party shall be deemed to have elected option (i).

                  (d) Other Claims. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 Business Days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15 business-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

     SECTION VII.05. Indemnification Payments.  Indemnification required by this
Article VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION VII.06.  Other Adjustments.

                  (a) Adjustments for Taxes. The amount of any Indemnifiable Loss shall be (i) increased to take account of any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

                  (b) Reductions for Subsequent Recoveries or Other Events. In addition to any adjustments required pursuant to Section 7.03 hereof or
         Section 7.06(a) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this Article VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     SECTION VII.07. Obligations Absolute. The foregoing contractual obligations of indemnification set forth in this Article VII shall:

                   (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

                   (ii) to the extent permitted by applicable law, apply even if the Indemnitee is negligent or otherwise culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

                   (iii) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

     SECTION VII.08. Survival of Indemnities. The obligations of Domestic Company and International Company under this Article VII shall survive indefinitely the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

     SECTION VII.09. Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION  7.10.  Cooperation  of the Parties With  Respect to  Indemnifiable
Loss.

                   (a) Identification of Party in Interest. Any party to this Agreement that has responsibility for an Indemnifiable Loss shall identify itself as the true party in interest with respect to such Indemnifiable Loss and shall use its commercially reasonable efforts to obtain the dismissal of any other party to this Agreement from any related Indemnifiable Loss.

                   (b) Disputes Regarding Responsibility for Indemnifiable Loss. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Indemnifiable Loss, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Indemnifiable Loss:

                              (i) The parties in disagreement over the responsibility for an Indemnifiable Loss shall exchange
                    brief  written   statements  setting  forth  their  position
                    concerning which party has responsibility for the Indemnifiable Loss in accordance with the provisions of this
                    Article VII. These statements shall be exchanged within 5 days of a party putting another party on written notice that the other party is or may be responsible for the Indemnifiable Loss.

                              (ii) If within 5 days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Indemnifiable Loss, the General Counsel or other appropriate officer for each of the parties in disagreement over responsibility for the Indemnifiable Loss shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Indemnifiable Loss.

                   (c) Effect of Failure to Follow Procedure. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this Article VII.

                   (d) Arbitration. The parties agree that, should any dispute, disagreement or controversy arise between them concerning the allocation of legal responsibility as between Domestic Company and International Company for any and all obligations attributable to the Domestic Business, the Domestic Assets, the International Business or the International Assets, such dispute, disagreement or controversy shall be referred to arbitration in the City of New York pursuant to the laws relating to arbitration there in force, before a panel of three Arbitrators, consisting of one arbitrator to be appointed by one party, one by the other party and one arbitrator by the two so chosen. The decision of any two of the three arbitrators on any dispute or disputes shall be final. Until such time as the arbitrators finally close the hearings either party shall have the right by written notice served on the arbitrators and on an officer of the other party to specify further disputes or differences for hearing and determination. The arbitrators may grant any relief which they or a majority of them deem just and equitable and within the scope of this Agreement, including, but not limited to, specific performance. Except as specifically provided herein the arbitration shall be conducted in accordance with the rules of the American Arbitration Association in New York. Awards pursuant to this clause may include costs, including reasonable attorney's fees, and judgment may be entered upon any award made hereunder in any Court having jurisdiction pursuant to Section 8.16.

                   (e) Exchange of Information. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process, or self-evaluation privileges.

     SECTION 7.11. Contribution. To the extent that any indemnification provided for under Section 7.01 or Section 7.02 is unavailable to an Indemnified Party or is insufficient in respect of any of the Indemnifiable Losses of such Indemnified Party then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

     SECTION 7.12. No Indemnities for Tax Liabilities. Except as provided in Sections 7.01 and 7.02 and the Tax Cooperation Agreement, the parties agree that neither party shall have an obligation to indemnify the other for Taxes. To the extent that the provisions of the Tax Cooperation Agreement conflict with the provisions of this Agreement, the provisions of the Tax Cooperation Agreement shall apply.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

     SECTION VIII.01. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION VIII.02. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION VIII.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION VIII.04. Survival of Agreements. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION VIII.05.  Responsibility for Expenses.

                   (a)  Expenses  Incurred  on or  Prior to  Distribution  Date.
          Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution
          Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statement and the Distribution, and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid by Domestic Company prior to the First Closing Date (as defined in the Acquisition Agreement); provided, however, that International Company shall be solely responsible and liable for any expenses, fees, or other costs that it separately and directly incurs in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Agreements. Any such expenses not paid or accrued prior to the First Closing Date shall be the responsibility of the International Company.

                   (b) Expenses Incurred or Accrued After Distribution Date. Subject to the provisions of Section 8.05(c) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses first incurred or accrued after the Distribution Date. Any such expenses not paid or accrued prior to the Distribution Date shall be the responsibility of the International Company.

     SECTION VIII.06. Notices. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to Domestic Company, at:   c/o Marine Transport Corporation

                              1200 Harbour Boulevard

                              Weehawken, NJ 07087-0901

                              Telephone: (201) 330-0200

                              Telecopier: (201) 330-9645

                              Attention: Corporate Secretary

If to International Company, at:

                              OMI Corporation

                              One Station Place

                              Stamford, CT  06902

                              Telephone: (203) 352-6700

                              Telecopier: (203) 352-6701

                              Attention: Corporate Secretary

     Prior to the Distribution Date a copy of all notices shall be sent in the manner above provided to Marine Transport Lines Inc., at:

                              1200 Harbour Boulevard

                              Weehawken NJ 07087-0901

                              Attention: Peter N. Popov, Esq.

                              Fax:  201-330-9645

     SECTION VIII.07. Waivers. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION VIII.08. Amendments. Subject to the terms of Section 8.10 hereof, this Agreement may not be modified or amended except by (i) an agreement in writing signed by the parties hereto and (ii) in the manner provided in the Acquisition Agreement.

     SECTION VIII.09. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     SECTION VIII.10. Termination. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the First Closing Date by and in the sole discretion of Domestic Company without the approval of International Company or the stockholders of Domestic Company. In the event of such termination, no party shall have any liability of any kind under this Agreement to any other party or any other person. After the First Closing Date and before the Second Closing Date, this Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto and MTL. After the Second Closing Date, this Agreement may not be terminated except by an agreement signed by all of the parties hereto; provided, however, that Article VIII shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION VIII.11. Third Party Beneficiaries. Except as provided in Article VII hereof (relating to Indemnitees) and this Section 8.11, this Agreement is solely for the benefit of the parties hereto, the members of their respective Groups and Affiliates, after giving effect to the Distribution, and should not be deemed to confer upon third parties (other than MTL and the Shareholders' Representative pursuant to Sections 2.04, 8.08 and 8.10 and the definition of Corporate Restructuring Transactions herein) any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Notwithstanding anything to the contrary in the immediately preceding sentence, Shareholders (as defined in the Acquisition Agreement) who held not less than 30% of common stock of MTL of the shares reflected on Exhibit A to the Acquisition Agreement acting as a group may, at their own expense, initiate a lawsuit or take other legal action to enforce the indemnity provision of Section 7.02 hereof; provided that (A) prior thereto such Shareholders shall have made a written demand on the board of directors of Domestic Company (with a copy sent to the board of directors of the International Company) asking that the board take such action and setting forth the basis of their claim and (B) the board of directors has not taken defined affirmative steps within a commercially reasonable period of time following delivery of the written demand, which steps the board in the exercise of its reasonable business judgement determines are appropriate under the circumstances and provided, further that any recovery or other award or settlement realized by the Shareholders shall be solely for the benefit of the Domestic Company and its stockholders; provided, however, that such Shareholders shall be entitled to reimbursement from the Domestic Company of reasonable attorney fees and expenses but in no event in an amount to exceed the amount recovered by the Domestic Corporation from such award or settlement in such suit. To the extent that the Shareholders are not satisfied with the actions of the board of directors of the Domestic Company, following conclusion or cessation of the board of directors' actions, the Shareholders holding such shares may, at their own expense, initiate a separate law suit or take other legal action to enforce the indemnity provision of Section 7.02 hereof; provided that any additional recovery or other award or settlement realized by the Shareholders shall be solely for the benefit of the Domestic Company and its stockholders; provided, however, that the Shareholders shall be entitled to reimbursement from the Domestic Company of their reasonable attorney fees and expenses but in no event in an amount to exceed the amount recovered by the Domestic Corporation from such award or settlement in such suit.

     SECTION VIII.12. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION VIII.13. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION VIII.14. Exhibits and Schedules. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION  VIII.15.   Specific  Performance.   Each  of  the  parties  hereto
acknowledges that there is no adequate remedy at law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

     SECTION VIII.16. Governing Law. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT
THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF NEW YORK, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF NEW YORK FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF NEW YORK.

     SECTION VIII.17. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION VIII.18. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              OMI CORP.


                              By  /s/ Vincent de Sostoa
                                  -----------------------------------
                                  Name:
                                  Title:


                              OMI CORPORATION


                              By   /s/ Vincent de Sostoa
                                  -----------------------------------
                                  Name:
                                  Title:

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